SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

[X] Current report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

                                 Date of Report
                        (Date of earliest event reported)
                        ---------------------------------
                                 April 23, 2002

                          KEY PRODUCTION COMPANY, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       A Delaware Corporation                  File Number 001-11769

                           IRS Employer No. 84-1089744

                       707 Seventeenth Street, Suite 3300
                             Denver, Colorado 80202
                             ----------------------
                    (Address of principal executive offices)

                         Telephone Number (303) 295-3995
                         -------------------------------
                         (Registrant's telephone number)


                                 Not applicable
                                 --------------
                            (Former name and address)


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ITEM 5. OTHER EVENTS

Key Production Company, Inc. (NYSE: KP) announced its teleconference scheduled for Monday, May 6, 2002 at 12:00 pm and provided updated guidance by press release on April 23, 2002. A copy of the press release is attached hereto as
Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c.   Exhibits

Exhibit No.        Description
-----------        -----------
99.1               Press Release

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2002                      KEY PRODUCTION COMPANY, INC.

                                      By: /s/ Paul Korus
                                          --------------------------------------
                                              Paul Korus
                                              Chief Financial Officer

                                                                Exhibit 99.1


( BW)(CO-KEY-PRODUCTION)(KP) Key Production Schedules Conference Call and Provides Updated Guidance

     Business Editors

     DENVER--(BUSINESS WIRE)--April 23, 2002--Key Production Company, Inc. (NYSE:KP) invites you to participate in its upcoming conference call on Monday, May 6, at 12:00 p.m. Mountain Time.
     The purpose of the call is for management to provide a review of first-quarter 2002 financial results and an update on operations. Interested parties in the U.S. and Canada may access the call by dialing 800/881-5262 and requesting the Key Production Company, Inc. teleconference. Earnings for the first quarter will be announced before the stock market opens on May 6, 2002.
     We currently anticipate that first-quarter 2002 general and administrative expense will approximate $5.6 million, including $4.4 million of charges related to the company's previously announced merger with the exploration and production division of Helmerich & Payne, separation pay and other non-recurring items.
     Our 2002 production volume outlook has also been updated. During this year's first quarter, total output averaged 68.6 million cubic feet (MMcf) equivalent per day. Compared to a year earlier, natural gas production rose three percent to 43.6 MMcf per day while oil volumes decreased six percent to 4,168 barrels per day. Average realized gas and oil prices during the most recent quarter were $2.22 per thousand cubic feet and $19.51 per barrel, respectively. For the full year 2002, we now expect that aggregate production will approximate 26-27 billion cubic feet equivalent.
     Key is a Denver-based independent natural gas and crude oil exploration and production company with operations focused in western Oklahoma, the Gulf Coast, California and the Rocky Mountain region.

     This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

     Additional Information

     In connection with the previously announced spin-off and merger involving the exploration and production division of Helmerich & Payne, Inc. (H&P), Key Production Company, Inc. (Key) and the company that has been formed to receive the exploration and production assets of H&P, Cimarex Energy, Co. (Cimarex), will file a proxy statement/prospectus with the SEC. Investors and security holders are urged to carefully read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Key and H&P's oil and gas division, without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to either: Key Production Company, Inc., 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303/295-3995, fax: 303/295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918/742-5531, fax 918/743-2671.

     Participants in Solicitation

     H&P, Cimarex, Key and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Key's shareholders in connection with the proposed merger. Information concerning Key's participants in the solicitation is set forth in Key's proxy statement dated April 26, 2001, which is filed with the SEC. Hans Helmerich, Douglas E. Fears and Steven R. Mackey are currently directors of Cimarex, and each of them and Steven R. Shaw are currently officers of Cimarex (the "Cimarex Participants"). None of the Cimarex Participants beneficially owns any shares of Cimarex common stock. The Cimarex Participants are all executive officers of H&P. Information concerning H&P's participants in the solicitation is set forth in H&P's proxy statement dated January 25, 2002, which is filed with the SEC. Key's shareholders may obtain additional information about the interests of all such participants in the proposed merger by reading the proxy statement/prospectus when it becomes available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

    CONTACT: Key Production Company, Inc.
             Paul Korus, 303/295-3995